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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated October 19, 2006, except for Note 13, as to which the date is March 12, 2007, relating to the consolidated financial statements and financial statement schedule of GSI Technology, Inc., which appears in such Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 2 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 12, 2007

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM